EXHIBIT INDEX



(h)(10) Copy of Participation Agreement dated October 1, 2002 among Variable Insurance Products Funds and IDS Life Insurance Company.

(k)      Consent and Opinion of Counsel.

(l) Actuarial Consent and Opinion of Mark Gorham, F.S.A., M.A.A.A., Vice President, Insurance Product Development.

(m)      Calculations of Illustrations for AXP SPVL.

(n) Consent of Independent Auditors for AXP SPVL - Ernst & Young LLP dated April 25, 2003.

(r)(3) Power of Attorney to sign amendments to this Registration Statement dated April 16, 2003.